Exhibit 99.1

Windstream reports third-quarter results
Expanded enterprise contribution margin; grew consumer revenue sequentially

Release date: Nov. 7, 2016

LITTLE ROCK, Ark. - Windstream (NASDAQ: WIN), a leading provider of advanced network communications and technology solutions, today reported third-quarter results.

“Windstream continues to advance our strategy to maximize shareholder value. During the third quarter, we further expanded enterprise contribution margin and grew consumer service revenue sequentially. We continued to make prudent capital investments to better leverage our extensive network to serve customers and provide incremental returns to shareholders. Additionally we further improved our debt maturity profile and reduced future cash interest,” said Tony Thomas, president and chief executive officer at Windstream.

Results under GAAP

Total revenues and sales were $1.34 billion and total service revenues were $1.32 billion in the third quarter compared to $1.50 billion and $1.45 billion respectively year-over-year. Operating income was $129 million compared to $179 million in the same period a year ago. The company reported a net loss of $66 million or a loss of 72 cents per share compared to a loss of $7 million or a loss of 8 cents per share a year ago.

Adjusted Results of Operations

Adjusted service revenues were $1.32 billion, a decrease of 4 percent on a normalized basis, which excludes approximately $49 million in Connect America Fund Phase II revenue received in the third quarter of 2015 that related to prior periods. Through solid expense management, the company reduced cash expenses by $47 million, or 5 percent, relative to the same period a year ago and produced $465 million in Adjusted OIBDAR.

Consumer and small business ILEC service revenues were $395 million, a decrease of 1 percent from the same period a year ago. Consumer service revenues were $312 million, an increase of $1 million sequentially. Consumer average revenue per household increased 2 percent sequentially and 6 percent year-over-year driven by broadband speed penetration gains across all tiers, improved modem rentals and sales of bundled services.

Wholesale service revenues were $155 million, a decrease of 8 percent year-over-year. Core wholesale and resale revenues were $145 million, a decrease of $4 million sequentially.

Enterprise service revenues were $495 million, an increase of $4 million sequentially. Enterprise contribution margin was $83 million, or 16 percent, an increase of $20 million, or 31 percent, year-over-year.

Small business CLEC service revenues were $119 million and contribution margin was $37 million, or 31 percent. Through targeted price increases and incremental sales of additional services, average revenue per user increased 5 percent year-over-year.

Balance Sheet

During the quarter, Windstream redeemed its remaining 2017 notes using incremental term loan proceeds and revolver borrowings, which significantly enhanced the company’s debt maturity profile and provided attractive cash interest savings going forward. Reflecting all balance sheet initiatives to date, the company expects $325 million in cash interest expense in 2017. The company has no near-term maturities.

Quarterly Dividend

On Nov. 4, 2016, the board of directors declared a quarterly dividend of 15 cents per share payable Jan. 17, 2017, to stockholders of record as of Dec. 30, 2016.

Financial Outlook for 2016

Windstream affirmed its previously provided guidance for adjusted service revenue, adjusted OIBDAR and adjusted capital expenditures.

The company expects total service revenue of $5.275 billion to $5.425 billion and adjusted OIBDAR of $1.90 billion to $1.95 billion. Adjusted capital expenditures are expected to be between $800 million and $850 million.

About Windstream

Windstream Holdings, Inc. (NASDAQ: WIN), a FORTUNE 500 company, is a leading provider of advanced network communications and technology solutions for consumers, businesses, enterprise organizations and wholesale customers across the U.S. Windstream offers bundled services, including broadband, security solutions, voice and digital TV to consumers. The company also provides data, cloud solutions, unified communications and managed services to small business and enterprise clients. The company supplies core transport solutions on a local and long-haul fiber network spanning approximately 129,000 miles. Additional information is available at windstream.com. Please visit our newsroom at news.windstream.com or follow us on Twitter at @Windstream.

Adjusted results of operations exclude the impacts of the disposed data center and consumer CLEC businesses and directory publishing operations and all merger and integration costs related to strategic transactions. A reconciliation of adjusted results to the comparable GAAP measures is included in the financial information presented below. Additional supplemental quarterly financial information is available on the company’s Web site at www.windstream.com/investors.

Adjusted OIBDA is operating income before depreciation and amortization adjusted for the impact of restructuring charges, pension costs and share-based compensation.

Adjusted OIBDAR is adjusted OIBDA before the annual cash rent payment due under the master lease agreement with CS&L assuming the lease payments began on Jan. 1, 2015.

Adjusted free cash flow is defined as operating income plus depreciation and amortization, merger and integration costs, pension costs, share-based compensation expense, restructuring charges and the annual cash rent payment due under the master lease agreement with CS&L, less adjusted capital expenditures, cash taxes, cash interest on long-term debt, plus cash dividends received from CS&L.

Windstream Holdings, Inc. claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast” and other words and terms of similar meaning. Forward-looking statements are subject to risks and uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements.

Forward-looking statements include, but are not limited to, 2016 guidance for service revenue, adjusted OIBDAR and adjusted capital expenditures, along with statements regarding adjusted free cash flow, cash interest and cash taxes; expectations regarding revenue trends and improving margins in the business segments; network cost optimization; stability and growth in adjusted OIBDAR; the anticipated benefits of Project Excel, of network investments pursuant to the Connect America Fund, and of enhanced services available to customers; the ability to improve its debt profile and reduce interest costs; statements about the benefits of the proposed merger with EarthLink, including future financial and operating results, future revenue, projected synergies in operating and capital expenditures, the expected availability of net operating loss carryforwards to reduce future cash tax expenses, net leverage, adjusted OIBDA/OIBDAR, and adjusted free cash flow; Windstream and EarthLink’s expected dividend policy between the announcement of the transaction and proposed completion of the merger, and the dividend policy for the proposed combined company after the merger; the expected timing of completion of the transaction that is contingent upon stockholder approval of both companies and certain regulatory approvals, along with plans, objectives, expectations and intentions and other statements that are not historical facts. These statements, along with other forward-looking statements regarding Windstream’s and EarthLink’s overall business outlook, are based on estimates, projections, beliefs, and assumptions that Windstream believes is reasonable but are not guarantees of future events, performance or results. Actual future events and results may differ materially from those expressed in these forward-looking statements as a result of a number of important factors.

Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include risks and uncertainties relating to the ability to obtain the requisite Windstream and EarthLink stockholder approvals required to complete the merger; the ability to satisfy the conditions to consummation of the merger, including obtaining governmental and regulatory approvals required for the merger; the risk that required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the merger or materially impact the financial benefits of the proposed merger; timing to consummate the proposed merger; the risk that the businesses will not be integrated successfully; the risk that the cost savings and anticipated synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the proposed transaction making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time on merger-related issues; dividend policy changes for the combined company; general worldwide economic conditions and related uncertainties; and the effect of any changes in governmental regulations. Windstream does not undertake any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Factors that could cause actual results to differ materially from those contemplated in Windstream’s forward looking statements include, among others:

•	further adverse changes in economic conditions in the markets served by Windstream;

•	the extent, timing and overall effects of competition in the communications business;

•
the company’s election to accept state-wide offers under the FCC’s Connect America Fund, Phase 2, and the impact of such election on future receipt by the company of federal universal service funds and capital expenditures;

•
the potential for incumbent carriers to impose monetary penalties for failure to meet specific volume and term commitments under their special access pricing plans, which Windstream uses to lease last-mile connections to serve its retail business data service customers, without further FCC action;

•	the impact of new, emerging or competing technologies;

•
for certain operations where Windstream leases facilities from other carriers, adverse effects on the availability, quality of service, price of facilities and services provided by other carriers on which Windstream’s services depend;

•	unfavorable rulings by state public service commissions in proceedings regarding universal service funds, inter-carrier compensation or other matters that could reduce revenues or increase expenses;

•	material changes in the communications industry that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers;

•	changes to Windstream’s current dividend practice which is subject to the company’s capital allocation policy and may be changed at any time at the discretion of its board of directors;

•
the company’s ability to make rent payments under the master lease to CS&L, which may be affected by results of operations, changes in the company’s cash requirements, cash tax payment obligations, or overall financial position;

•
unanticipated increases or other changes in the company’s future cash requirements, whether caused by unanticipated increases in capital expenditures, increases in pension funding requirements, or otherwise;

•	the availability and cost of financing in the corporate debt markets;

•	the potential for adverse changes in the ratings given to Windstream’s debt securities by nationally accredited ratings organizations;

•	earnings on pension plan investments significantly below Windstream’s expected long term rate of return for plan assets or a significant change in the discount rate or other actuarial assumptions;

•	unfavorable results of litigation or intellectual property infringement claims asserted against Windstream;

•
the risks associated with non-compliance by Windstream with regulations or statutes applicable to government programs under which Windstream receives material amounts of end user revenue and government subsidies, or non-compliance by Windstream, its partners, or its subcontractors with any terms of its government contracts;

•	the effects of federal and state legislation, and rules and regulations governing the communications industry;

•	continued loss of consumer households served and consumer high-speed Internet customers;

•	the impact of equipment failure, natural disasters or terrorist acts;

•	the effects of work stoppages by Windstream employees or employees of other communications companies on whom Windstream relies for service; and

•
those additional factors under “Risk Factors” in Item 1A of Part I of Windstream’s Annual Report on Form 10-K for the year ended December 31, 2015, and in subsequent filings with the Securities and Exchange Commission at www.sec.gov.

In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes.

Windstream undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause Windstream’s actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect Windstream’s future results included in other filings by Windstream with the Securities and Exchange Commission at www.sec.gov.
-end-

Media Contact:	Investor Contact:
David Avery, 501-748-5876	Mary Michaels, 501-748-7578
david.avery@windstream.com	mary.michaels@windstream.com

WINDSTREAM HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)	THREE MONTHS ENDED				NINE MONTHS ENDED
	September 30,	September 30,	Increase (Decrease)		September 30,	September 30,	Increase (Decrease)
	2016	2015	Amount	%	2016	2015	Amount	%
UNDER GAAP:
Revenues and sales:
Service revenues	$1,318.9	$1,451.2	$(132.3)	(9)	$3,990.8	$4,210.2	$(219.4)	(5)
Product sales	26.0	47.4	(21.4)	(45)	87.1	128.1	(41.0)	(32)
Total revenues and sales	1,344.9	1,498.6	(153.7)	(10)	4,077.9	4,338.3	(260.4)	(6)
Costs and expenses:
Cost of services (exclusive of depreciation and amortization included below)	677.5	703.9	(26.4)	(4)	2,013.5	2,069.1	(55.6)	(3)
Cost of products sold	21.5	41.5	(20.0)	(48)	74.6	111.8	(37.2)	(33)
Selling, general and administrative	190.1	215.8	(25.7)	(12)	590.8	656.5	(65.7)	(10)
Depreciation and amortization	321.0	350.5	(29.5)	(8)	934.0	1,033.0	(99.0)	(10)
Merger and integration costs	2.9	3.1	(0.2)	(6)	10.5	74.5	(64.0)	(86)
Restructuring charges	2.5	5.3	(2.8)	(53)	12.8	15.7	(2.9)	(18)
Total costs and expenses	1,215.5	1,320.1	(104.6)	(8)	3,636.2	3,960.6	(324.4)	(8)
Operating income	129.4	178.5	(49.1)	(28)	441.7	377.7	64.0	17
Dividend income on CS&L common stock	—	17.6	(17.6)	(100)	17.6	30.6	(13.0)	(42)
Other income (expense), net	0.6	(0.2)	0.8	*	(2.5)	7.9	(10.4)	(132)
Net (loss) gain on disposal of investment in CS&L common stock	(2.1)	—	(2.1)	*	15.2	—	15.2	*
Net (loss) gain on early extinguishment of debt	(20.1)	7.6	(27.7)	*	(18.0)	(35.8)	17.8	(50)
Other-than-temporary impairment loss on investment in CS&L common stock	—	—	—	*	(181.9)	—	(181.9)	*
Interest expense (A)	(216.4)	(230.2)	13.8	(6)	(653.5)	(588.8)	(64.7)	11
Loss before income taxes	(108.6)	(26.7)	(81.9)	*	(381.4)	(208.4)	(173.0)	83
Income tax benefit	(42.4)	(19.5)	(22.9)	117	(84.8)	(95.3)	10.5	(11)
Net loss	$(66.2)	$(7.2)	$(59.0)	*	$(296.6)	$(113.1)	$(183.5)	*

Weighted average common shares	92.8	99.3	(6.5)	(7)	93.6	99.9	(6.3)	(6)
Common shares outstanding	96.1	101.0	(4.9)	(5)

Basic and diluted loss per share:
Net loss	($.72)	($.08)	($.64)	*	($3.19)	($1.16)	($2.03)	*

ADJUSTED RESULTS OF OPERATIONS (B):
Adjusted service revenues	$1,318.9	$1,419.8	$(100.9)	(7)	$3,990.8	$4,107.4	$(116.6)	(3)
Adjusted revenues and sales	$1,344.9	$1,467.2	$(122.3)	(8)	$4,077.9	$4,235.5	$(157.6)	(4)
Adjusted OIBDAR (C)	$464.7	$540.5	$(75.8)	(14)	$1,432.2	$1,501.1	$(68.9)	(5)
Adjusted OIBDA (D)	$301.4	$378.0	$(76.6)	(20)	$942.0	$1,013.6	$(71.6)	(7)
Adjusted capital expenditures (E)	$193.2	$294.1	$(100.9)	(34)	$632.9	$738.4	$(105.5)	(14)

* Not meaningful
(A)
Includes additional interest expense associated with the master lease agreement with CS&L of $124.8 million and $377.1 million for the three and nine months ended September 30, 2016, respectively, as compared to $128.2 million and $224.2 million for the three and nine months ended September 30, 2015, respectively.

(B)
Adjusted results exclude the impacts of the disposed data center and consumer CLEC businesses and directory publishing operations and all merger and integration costs related to strategic transactions. See Notes to Reconciliation of Non-GAAP Financial Measures.

(C)	Adjusted OIBDAR is adjusted OIBDA before the annual cash rent payment due under the master lease agreement with CS&L assuming the lease payments began on January 1, 2015.
(D)
Adjusted OIBDA is operating income before depreciation and amortization adjusted for the impact of restructuring charges, pension costs, share-based compensation expense and the annual cash rent payment due under the master lease agreement with CS&L.

(E)
Adjusted capital expenditures exclude the impacts of capital expenditures related to Project Excel, a $250 million capital program funded entirely using a portion of the $575 million proceeds from the sale of the data center business completed on December 18, 2015.

WINDSTREAM HOLDINGS, INC.
UNAUDITED BUSINESS SEGMENT RESULTS
(In millions)	THREE MONTHS ENDED				NINE MONTHS ENDED
	September 30,	September 30,	Increase (Decrease)		September 30,	September 30,	Increase (Decrease)
	2016	2015	Amount	%	2016	2015	Amount	%
Consumer and Small Business - ILEC
Revenues and sales:
Service revenues	$311.6	$314.0	$(2.4)	(1)	$934.1	$940.0	$(5.9)	(1)
Product sales	0.3	0.6	(0.3)	(50)	0.9	2.3	(1.4)	(61)
Total consumer	311.9	314.6	(2.7)	(1)	935.0	942.3	(7.3)	(1)
Small business - ILEC	83.7	87.2	(3.5)	(4)	253.0	265.4	(12.4)	(5)
Total revenue and sales	395.6	401.8	(6.2)	(2)	1,188.0	1,207.7	(19.7)	(2)
Costs and expenses	183.5	178.0	5.5	3	522.4	503.0	19.4	4
Segment income	212.1	223.8	(11.7)	(5)	665.6	704.7	(39.1)	(6)

Wholesale (A)
Service revenues	155.2	168.7	(13.5)	(8)	478.3	517.2	(38.9)	(8)
Costs and expenses	44.3	44.8	(0.5)	(1)	135.0	139.2	(4.2)	(3)
Segment income	110.9	123.9	(13.0)	(10)	343.3	378.0	(34.7)	(9)

Enterprise
Revenues and sales:
Service revenues	495.0	495.7	(0.7)	—	1,477.7	1,449.6	28.1	2
Product sales	16.2	31.4	(15.2)	(48)	55.9	90.7	(34.8)	(38)
Total revenue and sales	511.2	527.1	(15.9)	(3)	1,533.6	1,540.3	(6.7)	—
Costs and expenses	428.1	463.8	(35.7)	(8)	1,300.2	1,377.5	(77.3)	(6)
Segment income	83.1	63.3	19.8	31	233.4	162.8	70.6	43

Small Business - CLEC
Service revenues	118.7	139.0	(20.3)	(15)	372.7	427.5	(54.8)	(13)
Costs and expenses	81.4	92.7	(11.3)	(12)	252.9	288.0	(35.1)	(12)
Segment income	37.3	46.3	(9.0)	(19)	119.8	139.5	(19.7)	(14)

Total segment revenues and sales:
Service revenues	1,164.2	1,204.6	(40.4)	(3)	3,515.8	3,599.7	(83.9)	(2)
Product sales	16.5	32.0	(15.5)	(48)	56.8	93.0	(36.2)	(39)
Total segment revenues and sales	1,180.7	1,236.6	(55.9)	(5)	3,572.6	3,692.7	(120.1)	(3)
Total segment costs and expenses	737.3	779.3	(42.0)	(5)	2,210.5	2,307.7	(97.2)	(4)
Total segment income	443.4	457.3	(13.9)	(3)	1,362.1	1,385.0	(22.9)	(2)
Regulatory and other operating revenues and sales (B)	164.2	230.6	(66.4)	(29)	505.3	542.8	(37.5)	(7)
Revenues and sales related to disposed businesses (C)	—	31.4	(31.4)	*	—	102.8	(102.8)	*
Other unassigned operating expenses (D)	(157.2)	(168.3)	11.1	(7)	(491.7)	(550.7)	59.0	(11)
Operating expenses related to disposed businesses (C)	—	(22.0)	22.0	*	—	(69.2)	69.2	*
Depreciation and amortization	(321.0)	(350.5)	29.5	(8)	(934.0)	(1,033.0)	99.0	(10)
Operating income	$129.4	$178.5	$(49.1)	(28)	$441.7	$377.7	$64.0	17

* Not meaningful
(A)	During the third quarter of 2016, we changed the name of our Carrier segment to Wholesale to better reflect our customer base and the products and services we are selling in the marketplace.
(B)
Other operating revenues are not allocated to the business segments. These revenues include revenue from federal and state universal service funds, CAF Phase II support, and funds received from federal access recovery mechanisms, revenues from providing switched access services, and certain surcharges assessed to our customers, including billings for our required contributions to federal and state USF programs. These revenues also include product sales to contractors and consumer revenues generated in markets where we lease the connection to the customer premise.

(C)	Represents revenues and operating expenses associated with the disposed data center and consumer CLEC businesses and directory publishing operations that are not assigned to the business segments.
(D)
These expenses are not allocated to the business segments. Unallocated expenses include merger and integration costs, restructuring charges, stock-based compensation, pension costs, certain regulatory fees, cost of products sold to contractors, interconnection costs in consumer markets where we lease the connection to the customer premise and shared services, such as accounting and finance, information technology, engineering, network management, legal, human resources, and investor relations. These expenses are centrally managed and are not monitored by management at a segment level.

WINDSTREAM HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL OPERATING INFORMATION
(In thousands)

	THREE MONTHS ENDED				NINE MONTHS ENDED
	September 30,	September 30,	Increase (Decrease)		September 30,	September 30,	Increase (Decrease)
	2016	2015	Amount	%	2016	2015	Amount	%
Consumer operating metrics
Households served	1,378.5	1,471.0	(92.5)	(6)
High-speed Internet customers	1,063.0	1,109.6	(46.6)	(4)
Digital television customers	329.3	366.0	(36.7)	(10)

Net household losses	25.3	23.2	2.1	9	67.3	57.7	9.6	17
Net high-speed Internet customer losses	12.8	11.2	1.6	14	32.1	22.0	10.1	46

Small Business - ILEC customers (A)	138.5	148.6	(10.1)	(7)

Enterprise customers (B)	26.6	26.2	0.4	2

Small Business - CLEC customers (C)	76.7	95.2	(18.5)	(19)

(A)
Small business customer relationships that generate less than $1,500 in revenue per month and are located in service areas in which we are the incumbent local exchange carrier ("ILEC") and provide services over network facilities operated by us.

(B)	Enterprise customers represent customers that generate $1,500 or more in revenue per month.
(C)
Small business customer relationships that generate less than $1,500 in revenue per month and are located in service areas in which we are the competitive local exchange carrier ("CLEC") and provide services over network facilities primarily leased from other carriers.

WINDSTREAM HOLDINGS, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In millions)

	September 30,	December 31,
	2016	2015
Assets
Current Assets:
Cash and cash equivalents	$61.4	$31.3
Accounts receivable, net	649.7	643.9
Inventories	80.3	79.5
Prepaid expenses and other	129.6	120.6
Total current assets	921.0	875.3

Goodwill	4,213.6	4,213.6
Other intangibles, net	1,365.3	1,504.7
Net property, plant and equipment	5,238.8	5,279.8
Investment in CS&L common stock	—	549.2
Other assets	84.9	95.5
Total Assets	$11,823.6	$12,518.1

Liabilities and Shareholders' Equity
Current Liabilities:
Current maturities of long-term debt	$13.4	$5.9
Current portion of long-term lease obligations	164.5	152.7
Accounts payable	327.8	430.1
Advance payments and customer deposits	183.9	193.9
Accrued taxes	77.6	84.1
Accrued interest	93.1	78.4
Other current liabilities	288.1	322.0
Total current liabilities	1,148.4	1,267.1

Long-term debt	4,852.7	5,164.6
Long-term lease obligations	4,875.7	5,000.4
Deferred income taxes	199.7	287.4
Other liabilities	496.8	492.2
Total liabilities	11,573.3	12,211.7

Shareholders' Equity:
Common stock	—	—
Additional paid-in capital	569.3	602.9
Accumulated other comprehensive loss	(10.3)	(284.4)
Accumulated deficit	(308.7)	(12.1)
Total shareholders' equity	250.3	306.4
Total Liabilities and Shareholders' Equity	$11,823.6	$12,518.1

WINDSTREAM HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
	THREE MONTHS ENDED		NINE MONTHS ENDED
	September 30,	September 30,	September 30,	September 30,
	2016	2015	2016	2015
Cash Flows from Operating Activities:
Net loss	$(66.2)	$(7.2)	$(296.6)	$(113.1)
Adjustments to reconcile net loss to net cash provided from operations:
Depreciation and amortization	321.0	350.5	934.0	1,033.0
Provision for doubtful accounts	12.6	13.6	33.1	37.1
Share-based compensation expense	9.2	14.6	31.8	42.9
Deferred income taxes	(39.7)	(19.9)	(80.0)	(103.3)
Net gain on disposal of investment in CS&L common stock	2.1	—	(15.2)	—
Noncash portion of net gain (loss) on early extinguishment of debt	(6.8)	(12.1)	(51.9)	(15.0)
Other-than-temporary impairment loss on investment in CS&L common stock	—	—	181.9	—
Amortization of unrealized losses on de-designated interest rate swaps	0.8	2.9	3.0	10.0
Plan curtailment	—	(3.0)	(5.5)	(16.5)
Other, net	6.5	(5.7)	1.2	(13.0)
Changes in operating assets and liabilities, net:
Accounts receivable	(33.7)	(5.2)	(35.9)	(58.9)
Prepaid income taxes	(3.6)	(4.9)	(9.7)	4.3
Prepaid expenses and other	4.8	3.4	17.9	(9.1)
Accounts payable	(10.4)	(8.7)	(91.3)	(37.9)
Accrued interest	26.8	54.4	14.8	34.2
Accrued taxes	1.4	0.1	(6.4)	(2.0)
Other current liabilities	(5.8)	21.2	18.3	8.2
Other liabilities	0.8	2.9	(10.9)	(3.8)
Other, net	(22.2)	(20.6)	(10.5)	(40.8)
Net cash provided from operating activities	197.6	376.3	622.1	756.3
Cash Flows from Investing Activities:
Additions to property, plant and equipment	(243.1)	(300.1)	(753.4)	(744.4)
Proceeds from the sale of property	0.1	—	6.3	—
Grant funds received for broadband stimulus projects	—	6.0	—	23.5
Network expansion funded by Connect America Fund - Phase I	—	(24.5)	—	(67.4)
Change in restricted cash	—	2.9	—	6.7
Other, net	(2.2)	(0.1)	(6.5)	8.9
Net cash used in investing activities	(245.2)	(315.8)	(753.6)	(772.7)
Cash Flows from Financing Activities:
Dividends paid to shareholders	(14.6)	(11.5)	(44.1)	(354.1)
Payment received from CS&L in spin-off	—	—	—	1,035.0
Repayments of debt and swaps	(1,288.1)	(456.7)	(2,919.6)	(2,098.6)
Proceeds of debt issuance	1,415.0	520.0	3,340.0	1,620.0
Debt issuance costs	(0.6)	(0.6)	(12.3)	(4.3)
Stock repurchases	—	(20.0)	(28.9)	(20.0)
Payments under long-term lease obligations	(38.7)	(34.8)	(113.2)	(59.3)
Payments under capital lease obligations	(5.9)	(6.3)	(53.1)	(24.7)
Other, net	0.3	(0.4)	(7.2)	(8.2)
Net cash provided from (used in) financing activities	67.4	(10.3)	161.6	85.8
Increase in cash and cash equivalents	19.8	50.2	30.1	69.4
Cash and Cash Equivalents:
Beginning of period	41.6	47.0	31.3	27.8
End of period	$61.4	$97.2	$61.4	$97.2

WINDSTREAM HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES - ADJUSTED FREE CASH FLOW AND ADJUSTED CAPITAL EXPENDITURES
(In millions)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	September 30,	September 30,	September 30,	September 30,
	2016	2015	2016	2015
Adjusted Free Cash Flow:
Operating income under GAAP	$129.4	$178.5	$441.7	$377.7
Depreciation and amortization	321.0	350.5	934.0	1,033.0
OIBDA	450.4	529.0	1,375.7	1,410.7
Adjustments:
Merger and integration costs	2.9	3.1	10.5	74.5
Pension (income) expense	(0.3)	(1.9)	1.4	(8.4)
Restructuring charges	2.5	5.3	12.8	15.7
Share-based compensation expense	9.2	14.6	31.8	42.9
Master lease rent payment	(163.3)	(162.5)	(490.2)	(283.5)
Adjusted capital expenditures	(193.2)	(294.1)	(632.9)	(738.4)
Cash paid for interest on long-term debt obligations	(58.0)	(46.5)	(252.3)	(327.5)
Cash paid for income taxes	(0.3)	(2.3)	(8.2)	(0.8)
Cash dividends received on CS&L common stock	—	13.0	35.2	13.0
Adjusted free cash flow	$49.9	$57.7	$83.8	$198.2

Adjusted Capital Expenditures:
Capital expenditures under GAAP	$243.1	$300.1	$753.4	$744.4
Project Excel capital expenditures (A)	(49.9)	(6.0)	(120.5)	(6.0)
Adjusted capital expenditures	$193.2	$294.1	$632.9	$738.4

(A)
Represents capital expenditures related to Project Excel, a $250 million capital program funded entirely using a portion of the $575 million proceeds from the sale of the data center business completed on December 18, 2015.

WINDSTREAM HOLDINGS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions)

		THREE MONTHS ENDED			NINE MONTHS ENDED
		September 30,	September 30,		September 30,	September 30,
		2016	2015		2016	2015
Reconciliation of Revenues and Sales under GAAP to Adjusted Revenues and Sales:
Service revenues under GAAP		$1,318.9	$1,451.2		$3,990.8	$4,210.2
Adjustments:
Data center revenues	(A)	—	(31.4)	(A)	—	(91.0)
Consumer CLEC revenues	(A)	—	—	(A)	—	(10.2)
Directory publishing revenues	(A)	—	—	(A)	—	(1.6)
Adjusted service revenues		1,318.9	1,419.8		3,990.8	4,107.4
Product sales under GAAP		26.0	47.4		87.1	128.1
Adjusted revenues and sales		$1,344.9	$1,467.2		$4,077.9	$4,235.5

Reconciliation of Net Loss under GAAP to Adjusted OIBDA:
Net loss		$(66.2)	$(7.2)		$(296.6)	$(113.1)
Adjustments:
Dividend income on CS&L common stock	(B)	—	(17.6)	(B)	(17.6)	(30.6)
Other (income) expense, net	(B)	(0.6)	0.2	(B)	2.5	(7.9)
Net loss (gain) on disposal of investment in CS&L common stock	(B)	2.1	—	(B)	(15.2)	—
Net loss (gain) on early extinguishment of debt	(B)	20.1	(7.6)	(B)	18.0	35.8
Other-than-temporary impairment loss on investment in CS&L common stock	(B)	—	—	(B)	181.9	—
Interest expense	(B)	216.4	230.2	(B)	653.5	588.8
Income tax benefit	(B)	(42.4)	(19.5)	(B)	(84.8)	(95.3)
Operating income under GAAP	(B)	129.4	178.5	(B)	441.7	377.7
Depreciation and amortization	(B)	321.0	350.5	(B)	934.0	1,033.0
Adjustments:
Data center business operating loss	(A)	—	1.1	(A)	—	4.7
Consumer CLEC business operating income	(A)	—	—	(A)	—	(3.3)
Directory publishing operating income	(A)	—	—	(A)	—	(0.8)
Depreciation and amortization - disposed businesses	(A)	—	(10.5)	(A)	—	(34.2)
Merger and integration costs	(B)	2.9	3.1	(B)	10.5	74.5
Pension (income) expense	(B)	(0.3)	(1.9)	(B)	1.4	(8.4)
Restructuring charges	(B)	2.5	5.3	(B)	12.8	15.7
Share-based compensation expense	(B)	9.2	14.4	(B)	31.8	42.2
Adjusted OIBDAR		464.7	540.5		1,432.2	1,501.1
Master lease rent payment	(C)	(163.3)	(162.5)	(C)	(490.2)	(487.5)
Adjusted OIBDA		$301.4	$378.0		$942.0	$1,013.6

See Notes to Reconciliation of Non-GAAP Financial Measures

WINDSTREAM HOLDINGS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions)		THREE MONTHS ENDED			NINE MONTHS ENDED
		September 30,	September 30,		September 30,	September 30,
		2016	2015		2016	2015
Reconciliation of Adjusted OIBDA to Net Cash Provided from Operating Activities:
Adjusted OIBDA		$301.4	$378.0		$942.0	$1,013.6
Adjustments:
Master lease rent payment	(C)	163.3	162.5	(C)	490.2	487.5
Cash dividends received on CS&L common stock		—	13.0		35.2	13.0
Pretax operating results of disposed businesses	(A)	—	9.6	(A)	—	34.3
Merger and integration costs	(B)	(2.9)	(3.1)	(B)	(10.5)	(74.5)
Restructuring charges	(B)	(2.5)	(5.3)	(B)	(12.8)	(15.7)
Other income (expense), net	(B)	0.6	(0.2)	(B)	(2.5)	7.9
Net (loss) gain on early extinguishment of debt	(B)	(20.1)	7.6	(B)	(18.0)	(35.8)
Interest expense	(B)	(216.4)	(230.2)	(B)	(653.5)	(588.8)
Income tax benefit, net of deferred income taxes		2.7	(0.4)		4.8	(8.0)
Provision for doubtful accounts	(D)	12.6	13.6	(D)	33.1	37.1
Noncash portion of net gain (loss) on early extinguishment of debt	(D)	(6.8)	2.8	(D)	(51.9)	(0.1)
Amortization of unrealized losses on de-designated interest rate swaps	(D)	0.9	2.9	(D)	3.1	10.0
Plan curtailment	(D)	—	(3.0)	(D)	(5.5)	(16.5)
Other noncash adjustments, net	(F)	6.7	(14.1)	(F)	(17.9)	(1.9)
Changes in operating assets and liabilities, net	(D)	(41.9)	42.6	(D)	(113.7)	(105.8)
Net Cash Provided From Operating Activities		$197.6	$376.3		$622.1	$756.3

Reconciliation of Adjusted Free Cash Flow to Net Cash Provided from Operating Activities:
Adjusted Free Cash Flow		$49.9	$57.7		$83.8	$198.2
Adjustments:
Cash paid for income taxes		0.3	2.3		8.2	0.8
Cash paid for interest on long-term debt obligations		58.0	46.5		252.3	327.5
Capital expenditures	(D)	243.1	300.1	(D)	753.4	744.4
Project Excel capital expenditures	(E)	(49.9)	(6.0)	(E)	(120.5)	(6.0)
Master lease rent payment	(A)	163.3	162.5	(A)	490.2	283.5
Merger and integration costs	(B)	(2.9)	(3.1)	(B)	(10.5)	(74.5)
Restructuring charges	(B)	(2.5)	(5.3)	(B)	(12.8)	(15.7)
Other income (expense), net	(B)	0.6	(0.2)	(B)	(2.5)	7.9
Net (loss) gain on early extinguishment of debt	(B)	(20.1)	7.6	(B)	(18.0)	(35.8)
Interest expense	(B)	(216.4)	(230.2)	(B)	(653.5)	(588.8)
Income tax benefit, net of deferred income taxes		2.7	(0.4)		4.8	(8.0)
Provision for doubtful accounts	(D)	12.6	13.6	(D)	33.1	37.1
Noncash portion of net gain (loss) on early extinguishment of debt	(D)	(6.8)	2.8	(D)	(51.9)	(0.1)
Amortization of unrealized losses on de-designated interest rate swaps	(D)	0.9	2.9	(D)	3.1	10.0
Plan curtailment	(D)	—	(3.0)	(D)	(5.5)	(16.5)
Other noncash adjustments, net	(F)	6.7	(14.1)	(F)	(17.9)	(1.9)
Changes in operating assets and liabilities, net	(D)	(41.9)	42.6	(D)	(113.7)	(105.8)
Net Cash Provided From Operating Activities		$197.6	$376.3		$622.1	$756.3

See Notes to Reconciliation of Non-GAAP Financial Measures

WINDSTREAM HOLDINGS, INC.
NOTES TO RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(A)
Represents applicable amount related to the disposed data center and consumer CLEC businesses and directory publishing operations as reported under GAAP. There were no product sales attributed to the disposed businesses.

(B)	Represents applicable amount as reported under GAAP - See Unaudited Consolidated Statements of Operations.
(C)	Represents the impact of the annual cash rent payment due under the master lease agreement with CS&L assuming the lease payments began on January 1, 2015.
(D)	Represents applicable amount reported under GAAP - See Unaudited Consolidated Statements of Cash Flows.
(E)
Represents capital expenditures related to Project Excel, a $250 million capital program funded entirely using a portion of the $575 million proceeds from the sale of the data center business completed on December 18, 2015.

(F)
Consists of non-cash amortization of debt issuance costs, debt discounts and premiums, accretion expense related to asset retirement obligations, ineffectiveness on interest rate swaps, gains on the sale of property, and other non-cash miscellaneous income and expenses.

Windstream Holdings, Inc ("Windstream", "we", "us", "our") has presented in this press release unaudited adjusted results, which exclude the impacts of the disposed data center and consumer CLEC businesses and directory publishing operations and all merger and integration costs resulting from strategic transactions. In addition to these adjustments, we have presented certain measures of our operating performance that adjusts for the impact of the annual cash rent payment due under the master lease agreement with Communications Sales & Leasing ("CS&L"), and exclude the impacts of restructuring charges, pension costs and share-based compensation expense.

Our purpose for these adjustments is to improve the comparability of results of operations for all periods presented in order to focus on the true earnings capacity of our core business operations and our ability to generate cash flow. We use adjusted results, including adjusted OIBDA, adjusted OIBDAR, adjusted free cash flow and adjusted capital expenditures as key measures of the operational performance of our business. Our management, including the chief operating decision-maker, consistently uses these measures for internal reporting and the evaluation of business objectives, opportunities and performance.